EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Aris Industries, Inc. on Form S-8 of our report dated March 18, 1998, appearing in the Annual Report on Form 10-K of Aris Industries, Inc. for the year ended December 31, 1997.




Deloitte & Touche LLP
Parsippany, New Jersey
September 10, 1998

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